AMENDED AND RESTATED ARTICLES OF INCORPORATION

ACCESS DEVICES, INC.

DATE OF AMENDMENT:
JUNE 8, 2004

AMENDED AND RESTATED ARTICLES OF INCORPORATION

FILED # C 6334-00

OF

DEALBUZZ.COM CORP.

JUN 0 9 2004

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

ARTICLE ONE

Pursuant to the provisions of Section 78.403 of the Nevada Revised Statutes (the "Act"), the undersigned corporation hereby amends and restates its articles of incorporation which accurately copy the articles of incorporation and all amendments thereto that are in effect to date and as further amended by such restated articles of incorporation as hereinafter set forth and which contain no other change in any provision thereof. The Amended and Restated Articles of Incorporation were adopted by unanimous written shareholders consent on June 7, 2004.

ARTICLE TWO

The articles of incorporation of the corporation are amended and restated by the restated articles of incorporation as follows below.

ARTICLE THREE

Each such amendment made by the restated articles of incorporation has been effected in conformity with the provisions of the Nevada Revised Statutes and such restated articles of incorporation and each such amendment made by the restated articles of incorporation were duly adopted by the shareholders of the corporation on the 7th day of June, 2004.

ARTICLE FOUR

The number of shares outstanding was 4,500,000; the number of shares entitled to vote on the restated articles of incorporation as so amended was 2,500,000. All of the shareholders have signed a written consent to the adoption of such restated articles of incorporation as so amended pursuant to Article 78.320 of the Nevada Revised Statutes and any written notice required by Article 78.320 has been given.

ARTICLE FIVE

The articles of incorporation and all amendments and supplements thereto are hereby superseded by the following restated articles of incorporation which accurately copy the entire text thereof and as amended as above set forth:

Pursuant to the provisions of 78.403 of the Nevada Revised Statutes (the [Act]), the undersigned corporation, Dealbuzz.com, Inc, hereby amends and restates its articles of incorporation which accurately copy the articles of incorporation.

ARTICLE I

The name of this corporation shall be:

Access Devices, Inc.

The principal office of the corporation is located at:

1201 Elm St., Suite 1700, Dallas, TX 75270

ARTICLE II

This corporation may engage in any activity or business permitted under the laws of the State of Nevada, and shall enjoy all the rights and privileges of a corporation granted by the laws of the State of Nevada.

ARTICLE III

The aggregate number of shares of all classes of stock, which the Corporation shall have authority to issue is Two Hundred Twenty Five Million (225,000,000) of which Two Hundred Million (200,000,000) shares will be designated $.001 par value common stock ("Common Stock"), and Twenty-Five Million (25,000,000) shares shall be designated $.001 par value preferred stock ("Preferred Stock"). Without further authorization from the shareholders, the Board of Directors shall have the authority to divide the Common Stock into separate classes or series with such designations, preferences or other special rights, or qualifications, limitations or restrictions thereof prior to issuance of any or all of the shares of such Common Stock, and to forward or reverse split or divide into separate such issues shares of Common Stock without affecting the total number of shares of Common Stock authorized hereby, and, further, to divide and issue from time to time any or all of the Twenty-Five Million (25,000,000) shares of such Preferred Stock into one or more series with such designations, preferences or other special rights, or qualification, limitations or restrictions thereof, as may be designated by the Board of Directors, prior to the issuance of such series, and the Board of Directors is hereby expressly authorized to fix by resolution or resolutions only and without further action or approval of the corporation's shareholders, prior to such issuance, such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions, including, without limitation the date and times at which, and the rate, if any, or rates which dividends on such series of Common Stock or Preferred Stock shall be paid; the rights if any, of the holders of such class or series of the Common Stock or Preferred Stock to vote and the manner of voting, except as otherwise provided by the law, the rights, if any, of the holders of shares of such class or series of Common Stock or Preferred Stock to convert the same into, or exchange the same for, other classes of stock of the Corporation and the terms and conditions for such conversion or

exchange; the redemption price or prices and the time at which, and the terms and conditions of which, the shares of such class or series of Common Stock or Preferred Stock may be redeemed; the rights of the holders of shares of such class or series of Common Stock or Preferred Stock upon the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Corporation, and the terms of the sinking fund or redemption or purchase account, if any, to be provided for such class or series of Common Stock or Preferred Stock. The designations, preferences, and relative, participating, optional or other special rights, the qualifications, limitations or restrictions thereof, of each additional series, if any, may differ from those of any and all other series already outstanding. Further, the Board of Directors shall have the power to fix the number of shares constituting any classes or series and thereafter to increase or decrease the number of shares of any such class or series subsequent to the issue of shares of that class or series but not above the number of shares of that class or series then authorized.

ARTICLE IV

The corporation is to have perpetual existence.

ARTICLE V

The business and property of the corporation shall be managed by a Board of Directors of not fewer than one (1) member, who shall be natural persons of full age, and who shall be elected annually by the shareholders having voting rights, for the term of one year, and shall serve until the election and acceptance of their duly qualified successors. In the event of any delay in holding, or adjournment of, or failure to hold an annual meeting, the terms of the sitting directors shall be automatically continued indefinitely until their successors are elected and qualified. Directors need not be residents of the State of Nevada nor shareholders. Any vacancies, including vacancies resulting from an increase in the number of directors, may be filled by the Board of Directors, though less than a quorum, for the unexpired term. The Board of Directors shall have full power, and it is hereby expressly authorized, to increase or decrease the number of directors from time to time without requiring a vote of the shareholders. Any director or directors may be removed with or without cause by the shareholders at a meeting called for such purpose.

The Board of Directors is currently made up of two (2) Directors:

Anthony Walton - CEO
1201 Elm St
Suite 1700
Dallas, TX 75270

Peter Hilton – COO
1201 Elm St.
Suite 1700
Dallas, TX 75270

ARTICLE VI

This corporation, and any or all of the shareholders of this corporation, may from time to time enter into such agreements as they deem expedient relating to the shares of stock held by them and limiting the transferability thereof; and thereafter any transfer of such shares shall be made in accordance with the provisions of such agreement, provided that before the actual transfer of such shares on the books of the corporation, written notice of such agreement shall be given to this corporation by filing a copy thereof with the secretary of the corporation and a reference to such agreement shall be stamped, written or printed upon the certificate representing such shares, and the By-Laws of this corporation may likewise include provisions for the making of such agreement, as aforesaid.

ARTICLE VII

The private property of the shareholders of the corporation shall not be subject to the payment of the corporation's debts to any extent whatever.

ARTICLE VIII

The corporation hereby designates, as its Registered Agent, and as its Resident Agent to accept service of process within the State:

The Nevada Agency and Trust Company
50 West Liberty Street, Suite 880 Reno, NV 89501

ARTICLE IX

The following indemnification provisions shall be deemed to be contractual in nature and not subject to retroactive removal or reduction by amendment.

(a) This corporation shall indemnify any director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, judicial, administrative or investigative, by reason of the fact that he/she is or was serving at the request of this corporation as a director or officer or member of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him/her in connection with such action, suit or proceeding, including any appeal thereof, if he/she acted in good faith or in a manner he/she reasonably believed to be in, or not opposed to, the best interests of this corporation, and with respect to any criminal action or proceeding, if he/she had no reasonable cause to believe his/her conduct was unlawful. However, with respect to any action by or in the right of this corporation to procure a judgment in its favor, no indemnification shall be made in respect of any claim, issue, or matter as to which such person is adjudged liable for negligence or misconduct in the performance of his/her duty to the corporation unless, and only to the extent that, the court in which such action or suit was brought determines, on application, that despite the adjudication of

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liability, such person is fairly and reasonably entitled to indemnity in view of all the circumstances of the case. Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or in a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the party did not meet the applicable standard of conduct. Indemnification hereunder may be paid by the corporation in advance of the final disposition of any action, suit or proceeding, on a preliminary determination that the director, officer, employee or agent met the applicable standard of conduct.

(b) The corporation shall also indemnify any director or officer who has been successful on the merits or otherwise, in defense of any action, suit, or proceeding, or in defense of any claim, issue, or matter therein, against all expenses, including attorneys' fees, actually and reasonably incurred by him/her in connection therewith, without the necessity of an independent determination that such director or officer met any appropriate standard of conduct.

(c) The indemnification provided for herein shall continue as to any person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors, and administrators of such persons.

(d) In addition to the indemnification provided for herein, the corporation shall have power to make any other or further indemnification, except an indemnification against gross negligence or willful misconduct, under any resolution or agreement duly adopted by the Board of Directors, or duly authorized by a majority of the shareholders.

ARTICLE X

No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, that the foregoing clause shall not apply to any liability of a director for any action for which the Nevada Revised Statutes proscribes this limitation and then only to the extent that this limitation is specifically proscribed.

ARTICLE XI

In furtherance, and not in limitation, of the powers conferred by the laws of the State of Nevada, the Board of Directors is expressly authorized:

(a) To make, alter, amend, and repeal the By-Laws of the corporation, subject to the power of the holders of stock having voting power to alter, amend, or repeal the By-Laws made by the Board of Directors.

(b) To determine and fix the value of any property to be acquired by the corporation and to issue and pay in exchange therefore, stock of the corporation; and the judgment of the directors in determining such value shall be conclusive.

(c) To set apart out of any funds of the corporation available for dividends, a reserve or reserves for working capital or for any other lawful purposes, and also to abolish any such reserve in

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the same manner in which it was created.

(d) To determine from time to time whether and to what extent, and at what time and places, and under what conditions and regulations the accounts and books of the corporation, or any of the books, shall be open for inspection by the shareholders and no shareholder shall have any right to inspect any account or book or document of the corporation except as conferred by the laws of the State of Nevada, unless and until authorized to do so by resolution of the Board of Directors or of the shareholders.

(e) The Board of Directors may, by resolution, provide for the issuance of stock certificates to replace lost or destroyed certificates.

ARTICLE XII

If the By-Laws so provide, the shareholders and the Board of Directors of the corporation shall have the power to hold their meetings, to have an office or offices, and to keep the books of the corporation, subject to the provisions of the laws of the State of Nevada, outside of said state at such place or places as may be designated from time to time by the Board of Directors.

The corporation may, in its By-Laws, confer powers upon the Board of Directors in addition to those granted by these Articles of Incorporation, and in addition to the powers and authority expressly conferred upon them by the laws of the State of Nevada.

Election of directors need not be by ballot unless the By Laws so provide.

Directors shall be entitled to reasonable fees for their attendance at meetings of the Board of Directors.

ARTICLE XIII

In case the corporation enters into contracts or transacts business with one or more of its directors, or with any firm of which one or more of its directors are members, or with any other corporation or association of which one or more of its directors are shareholders, directors, or officers, such contracts or transactions shall not be invalidated or in any way affected by the fact that such director or directors have or may have an interest therein which is or might be adverse to the interest of this corporation, provided that such contracts or transactions are in the usual course of business.

In the absence of fraud, no contract or other transaction between this corporation and any other corporation or any individual or firm, shall in any way be affected or invalidated by the fact that any of the directors of this corporation is interested in such contract or transaction, provided that such interest shall be fully disclosed or otherwise known to the Board of Directors in the meeting of such Board at which time such contract or transaction was authorized or confirmed, and provided, however, that any such directors of this corporation who are so interested may be counted in

determining the existence of a quorum at any meeting of the Board of Directors of this corporation which shall authorize or confirm such contract or transaction, and any such director may vote thereon to authorize any such contract or transaction with the like force and effect as if he were not such director or officer of such other corporation or not so interested.

ARTICLE XIV

The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein upon shareholders, directors and officers are subject to this reserved power.

ARTICLE XV

The corporation will not commence business until it has received, for the issuance of shares, consideration of the value of not less than One Thousand Dollars ($1,000).

IN WITNESS WHEREOF, I, the undersigned, being the Secretary of the corporation, executed the foregoing Amended and Restated Articles of Incorporation to be filed in the Office of the Secretary of the State of Nevada for the purposes therein set forth this 7th day of June, 2004.

Dorothy Mortenson, Secretary

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C 6334-00

JUN 0 9 2004

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Certificate to Accompany Restated Articles
(PURSUANT TO NRS)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

Dealbuzz.com, Inc.

2. The articles are being ☐ **Restated** or ☒ **Amended and Restated** (check only one). Please entitle your attached articles **"Restated"** or **"Amended and Restated,"** accordingly.

3. Indicate what changes have been made by checking the appropriate box.*

☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on . The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☒ The entity name has been amended.

☐ The resident agent has been changed. (attach Certificate of Acceptance from new resident agent)

☐ The purpose of the entity has been amended.

☒ The authorized shares have been amended.

☒ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☐ Articles have been added.

☐ Articles have been deleted.

☐ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

* This form is to accompany Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles or certificates

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.